NEWS RELEASE

Exhibit 99.1

MATTEL REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS
AND DECLARES QUARTERLY DIVIDEND

First Quarter Highlights1

•	Worldwide gross sales down 1% in constant currency, and down 6% as reported.

•	Global retail sales closely aligned with shipping, up 2% year-to-date[2].

•
Fisher-Price worldwide gross sales up 9% in constant currency, and 3% as reported; Hot Wheels worldwide gross sales up 11% in constant currency, and 4% as reported; Barbie worldwide gross sales flat in constant currency, and down 3% as reported.

•
Adjusted operating loss of $36.0 million, compared to adjusted operating loss of $14.6 million in the prior year, and reported operating loss of $49.1 million, compared to reported operating loss of $54.5 million in the prior year.

•
Adjusted loss per share of $0.13, which reflects the negative impact in currency exchange rates of $0.07, compared to adjusted loss per share of $0.08 in the prior year; and reported loss per share of $0.21, which reflects the negative impact from changes in currency exchange rates of $0.13 (including $0.06 per share related to Venezuela currency devaluation), compared to reported loss per share of $0.17 in the prior year.

Capital Deployment

•	Board declared a 2016 second quarter cash dividend of $0.38 per share, which is flat compared to the second quarter of 2015.

EL SEGUNDO, Calif., April 20, 2016 - For the first quarter of 2016, Mattel, Inc. (NASDAQ: MAT) reported worldwide gross sales down 1% in constant currency, worldwide net sales down 2% in constant currency, adjusted operating loss of $36.0 million and adjusted net loss per share of $0.13.
"Our results in the quarter reflect very solid progress, particularly in light of significant headwinds we faced at the outset of 2016," said Christopher Sinclair, Chairman and CEO of Mattel. "Retail sales continued to show strength across many of our core brands, and are closely aligned with shipping. We saw sustained growth in key emerging markets, where we continue to make strategic investments. And we drove ongoing cost improvement throughout the quarter, while maintaining the dividend. While we continue to manage the ongoing impact of foreign exchange, our performance is in line with our expectations, and we remain on track to deliver on our outlook for the year."
Financial Overview
First quarter gross sales in the North American Region, which consists of the United States, Canada and American Girl, decreased by 1% in constant currency, and 2% as reported. In the International Region, gross sales decreased by 1% in constant currency, and decreased 11% as reported. Gross margin decreased 410 basis points, driven mainly by the negative impact from changes in currency exchange rates of 340 basis points. Adjusted other selling and administrative expenses decreased $24.8 million, reflecting continued cost improvement initiatives. Adjusted operating loss for the quarter was $36.0 million, compared to prior year’s adjusted operating loss of $14.6 million.
The Company's debt-to-total capital ratio as of March 31, 2016 was 45.7%.
For the quarter, net cash flows used for operating activities were approximately $91 million, compared to approximately $53 million in the prior year. The increase was primarily driven by a higher net loss and higher working capital usage. Cash flows

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1 Please refer to Non-GAAP Financial Measures for a glossary of definitions of non-GAAP financial measures used herein, including gross sales, adjusted gross margin and adjusted gross profit, adjusted other selling and administrative expenses, adjusted operating loss, adjusted loss per share and constant currency.
2 Mattel Internal Analysis; excludes American Girl.

NEWS RELEASE

used for investing activities were approximately $53 million, a decrease of approximately $39 million versus the prior year primarily due to changes in foreign currency forward exchange contracts. Cash flows used for financing activities and other were approximately $149 million, compared to approximately $144 million in the prior year.
Capital Deployment
The Board of Directors declared a 2016 second quarter cash dividend of $0.38 per share, which is flat compared to the second quarter of 2015. The dividend will be payable on June 10, 2016 to stockholders of record on May 19, 2016.
Sales by Brand
Mattel Girls and Boys Brands
For the first quarter, worldwide gross sales for Mattel Girls & Boys Brands were $527.9 million, down 8% in constant currency versus the prior year. Worldwide gross sales for the Barbie brand were flat in constant currency. Worldwide gross sales for Other Girls brands were down 58% in constant currency. Worldwide gross sales for the Wheels category, which includes the Hot Wheels and Matchbox® brands, were up 9% in constant currency. Worldwide gross sales for the Entertainment business, which includes Radica® and Games, were up 36% in constant currency.
Fisher-Price Brands
First quarter worldwide gross sales for Fisher-Price Brands, which includes the Fisher-Price Core, Fisher-Price Friends and Power Wheels® brands, were $272.6 million, up 9% in constant currency versus the prior year.
American Girl Brands
First quarter gross sales for American Girl Brands, which offers American Girl-branded products directly to consumers, were $93.3 million, down 11% in constant currency versus the prior year.
Construction and Arts & Crafts Brands
First quarter gross sales for Construction and Arts & Crafts Brands, which includes the MEGA BLOKS® and RoseArt® brands, were $61.9 million, up 78% in constant currency versus the prior year.
Conference Call and Live Webcast
At 5:00 p.m. (Eastern Time) today, Mattel will host a conference call with investors and financial analysts to discuss its 2016 first quarter financial results. The conference call will be webcast on the “Investors” section of the Company's corporate website: http://corporate.mattel.com/. To listen to the live call, log in to the website at least 15 minutes early to register, download and install any necessary audio software. An archive of the webcast will be available on the company's website for 90 days and may be accessed beginning two hours after the completion of the live call. A telephonic replay of the call will be available beginning at 8:00 p.m. Eastern time the evening of the call until Wednesday, April 27, 2016, and may be accessed by dialing +1-404-537-3406. The passcode is 74326242.
Forward-Looking Statements
This press release contains forward-looking statements on a variety of matters. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Some of these factors are described in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Mattel’s Quarterly Reports on Form 10-Q for fiscal year 2015, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.

NEWS RELEASE

Non-GAAP Financial Measures
To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures that Mattel uses in its earnings releases may include gross sales, adjusted gross margin and adjusted gross profit, adjusted other selling and administrative expenses, adjusted operating income (loss), adjusted earnings (loss) per share and constant currency. Mattel uses these metrics to analyze its continuing operations and to monitor, assess and identify meaningful trends in its operating and financial performance, and each is discussed in detail on the following page. These measures are not, and should not be viewed as, substitutes for GAAP financial measures. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the attached Appendix and in our earnings release, which is available in the “Investors” section of our corporate website, http://corporate.mattel.com/, under the subheading “Financial Information – Earnings Releases.”
Gross sales
Gross sales represent sales to customers, excluding the impact of sales adjustments. Net sales, as reported, include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross sales as a metric for comparing its aggregate, brand and geographic results to highlight significant trends in Mattel’s business. Changes in gross sales are discussed because, while Mattel records the details of such sales adjustments in its financial accounting systems at the time of sale, such sales adjustments are generally not associated with individual products, making net sales less meaningful.
Adjusted gross margin and adjusted gross profit
Adjusted gross margin represents Mattel’s reported gross profit, adjusted to exclude the impact of inventory fair value markup above cost associated with the acquisition of a business, as a percentage of net sales. Adjusted gross margin is presented to provide additional perspective on underlying trends in Mattel’s core gross margin.
Adjusted other selling and administrative expenses
Adjusted other selling and administrative expenses represents Mattel’s reported other selling and administrative expenses, adjusted to exclude the impact of expenses associated with the acquisition and integration of an acquired business and restructuring and restructuring-related expenses. Adjusted other selling and administrative expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses.
Adjusted operating income (loss)
Adjusted operating income (loss) represents Mattel’s reported operating income (loss), adjusted to exclude the impact of inventory fair value markup above cost associated with the acquisition of a business, expenses associated with the acquisition and integration of an acquired business and the impact of restructuring and restructuring-related expenses. Adjusted operating income (loss) is presented to provide additional perspective on underlying trends in Mattel’s core operating results.
Adjusted earnings (loss) per share
Adjusted earnings (loss) per share represents Mattel’s reported diluted earnings (loss) per common share, adjusted to exclude the impact of inventory fair value markup above cost associated with the acquisition of a business, expenses associated with the acquisition and integration of an acquired business, the impact of restructuring and restructuring-related expenses, sale of non-core assets, currency devaluations, and discrete tax items. Each adjustment is tax effected, if necessary, and divided by the reported weighted average number of common and potential common shares to determine the per-share impact of the adjustment. Adjusted earnings (loss) per share is presented to provide additional perspective on underlying trends in Mattel’s core earnings.
Constant currency
Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, current period and prior period results for entities reporting in currencies other than US dollar are translated using consistent exchange rates, rather than using the actual exchange rate in effect during the

NEWS RELEASE

respective periods. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on changes in underlying trends in Mattel’s operating performance.
About Mattel
Mattel is a creations company that inspires the wonder of childhood. Our mission is to be the recognized leader in play, learning and development worldwide. Mattel's portfolio of global consumer brands includes American Girl®, Barbie®, Fisher-Price®, Hot Wheels®, Monster High® and Thomas & Friends®, among many others. Mattel also creates a wealth of lines and products made in collaboration with leading entertainment and technology companies. With a global workforce of approximately 31,000 people, Mattel operates in 40 countries and territories and sells products in more than 150 nations. Visit us online at www.mattel.com.
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Contacts:

News Media	Securities Analysts
Alex Clark	Martin Gilkes
310-252-6397	310-252-2703
alex.clark@mattel.com	martin.gilkes@mattel.com

MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended March 31,
	2016		2015		Yr / Yr % Change as Reported	Yr / Yr % Change in Constant Currency
(In millions, except per share and percentage information)	$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$869.4		$922.7		-6%	-2%
Cost of sales	480.7	55.3%	472.3	51.2%	2%
Gross Profit	388.7	44.7%	450.4	48.8%	-14%	-3%
Advertising and promotion expenses	86.9	10.0%	102.4	11.1%	-15%
Other selling and administrative expenses	350.9	40.4%	402.5	43.6%	-13%
Operating Loss	(49.1)	-5.7%	(54.5)	-5.9%	-10%	-62%
Interest expense	22.5	2.6%	20.4	2.2%	10%
Interest (income)	(2.4)	-0.3%	(1.7)	-0.2%	41%
Other non-operating expense, net	24.3		—
Loss Before Income Taxes	(93.5)	-10.8%	(73.2)	-7.9%	28%	-13%
Benefit for income taxes	(20.5)		(15.0)
Net Loss	$(73.0)	-8.4%	$(58.2)	-6.3%	25%
Net Loss Per Common Share - Basic	$(0.21)		$(0.17)
Weighted average number of common shares	340.4		338.6
Net Loss Per Common Share - Diluted	$(0.21)		$(0.17)
Weighted average number of common and potential common shares	340.4		338.6

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,		December 31,
	2016	2015 (b)	2015 (b)
(In millions)	(Unaudited)
Assets
Cash and equivalents	$599.7	$682.9	$892.8
Accounts receivable, net	748.1	699.7	1,145.1
Inventories	698.3	640.3	587.5
Prepaid expenses and other current assets (c)	349.9	377.4	375.7
Total current assets	2,396.0	2,400.3	3,001.1
Property, plant, and equipment, net	732.7	715.6	741.1
Other noncurrent assets (c)	2,840.2	2,969.8	2,792.9
Total Assets	$5,968.9	$6,085.7	$6,535.1
Liabilities and Stockholders’ Equity
Short-term borrowings	$—	$—	$16.9
Current portion of long-term debt	300.0	—	300.0
Accounts payable and accrued liabilities (c)	919.7	784.3	1,309.8
Income taxes payable	14.4	10.5	18.8
Total current liabilities	1,234.1	794.8	1,645.5
Long-term debt	1,785.4	2,082.6	1,784.7
Other noncurrent liabilities	474.3	541.7	471.7
Stockholders’ equity	2,475.1	2,666.6	2,633.2
Total Liabilities and Stockholders’ Equity	$5,968.9	$6,085.7	$6,535.1

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)

	March 31,
(In millions, except days and percentage information)	2016	2015 (b)
Key Balance Sheet Data:
Accounts receivable, net days of sales outstanding (DSO)	77	68
Total debt outstanding	$2,085.4	$2,082.6
Total debt-to-total capital ratio	45.7%	43.9%

	Three Months Ended March 31,
(In millions)	2016 (a)	2015
Condensed Cash Flow Data:
Cash flows (used for) operating activities	$(91)	$(53)
Cash flows (used for) investing activities	(53)	(92)
Cash flows (used for) financing activities and other	(149)	(144)
Decrease in cash and equivalents	$(293)	$(289)

(a)	Amounts shown are preliminary estimates. Actual amounts will be reported in Mattel's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

(b)	Other noncurrent assets and long-term debt have been retrospectively restated to reflect the adoption of Accounting Standards Update (ASU) 2015-03, Simplifying the Presentation of Debt Issuance Costs.

(c)
ASU 2015-17, Balance Sheet Classification of Deferred Taxes, was retrospectively adopted in the quarter ended March 31, 2016. As of March 31, 2015. prepaid expenses and other current assets decreased by $194.9 million, accounts payable and accrued liabilities decreased by $0.2 million, other noncurrent assets increased by $191.0 million, and other noncurrent liabilities decreased by $3.7 million. As of December 31, 2015, prepaid expenses and other current assets decreased by $195.8 million, other noncurrent assets increased by $193.6 million, and other noncurrent liabilities decreased by $2.2 million.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

WORLDWIDE GROSS SALES INFORMATION (Unaudited)
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,
(In millions, except percentage information)	2016	2015
			% Change as Reported	% Change in Constant Currency
Worldwide Gross Sales by Brand:
Mattel Girls & Boys Brands	$527.9	$605.2	-13%	-8%
Fisher-Price Brands	272.6	264.0	3	9
American Girl Brands	93.3	106.1	-12	-11
Construction and Arts & Crafts Brands	61.9	38.3	62	78%
Other	6.4	6.6
Gross Sales	$962.1	$1,020.2	-6%	-1%
Worldwide Gross Sales - Mattel Girls & Boys Brands:
Barbie	$141.1	$146.0	-3%	—%
Other Girls	72.4	189.6	-62	-58
Wheels	135.0	132.1	2	9
Entertainment	179.4	137.5	30	36
Gross Sales	$527.9	$605.2	-13%	-8%
Worldwide Gross Sales by Region:
North American[1]	$587.3	$598.1	-2%	-1%
International	374.8	422.1	-11	-1
Gross Sales	$962.1	$1,020.2	-6%	-1%
Reconciliation of Non-GAAP to GAAP Financial Measure:
Gross Sales	$962.1	$1,020.2
Sales Adjustments	(92.7)	(97.5)
Net Sales	$869.4	$922.7	-6%	-2%

1 Consists of U.S., Canada, and American Girl.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,
(In millions, except per share and percentage information)	2016	2015

Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$350.9	$402.5
% of Net Sales	40.4%	43.6%
Adjustments:
Integration & Acquisition Costs (1)	(0.7)	(7.7)
Intangible Asset Amortization Expense (2)	(2.6)	(4.2)
Severance and Restructuring Expenses	(9.8)	(28.0)
Other Selling and Administrative Expenses, As Adjusted	$337.8	$362.6
% of Net Sales	38.9%	39.3%

Operating Loss
Operating Loss, As Reported	$(49.1)	$(54.5)
Adjustments:
Integration & Acquisition Costs (1)	0.7	7.7
Intangible Asset Amortization Expense (2)	2.6	4.2
Severance and Restructuring Expenses	9.8	28.0
Operating Loss, As Adjusted	$(36.0)	$(14.6)

Earnings Per Share
Net Loss Per Common Share, As Reported	$(0.21)	$(0.17)
Adjustments:
Integration & Acquisition Costs (1)	—	0.02
Intangible Asset Amortization Expense (2)	0.01	0.01
Severance and Restructuring Expenses	0.02	0.06
Sale of Assets	(0.01)	—
Venezuela Currency Devaluation Loss	0.06	—
Net Loss Per Common Share, As Adjusted	$(0.13)	$(0.08)

(1) Includes Integration & Acquisition Costs for Fuhu and Sproutling in 2016 and MEGA Brands in 2015.
(2) Includes Intangible Asset Amortization Expense for MEGA Brands, Fuhu, and Sproutling.